Exhibit 5.3

[Letterhead of Bradley Arant Boult Cummings LLP]

September 18, 2017

HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243

Ladies and Gentlemen:

We have acted as special counsel to HealthSouth Corporation, a Delaware corporation (the “Company”), and each of the Guarantors (as defined below), in connection with preparation of the registration statement on Form S-3 (the “Registration Statement”), filed by the Company and the guarantors named therein (the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 18, 2017, including the prospectus contained therein (the “Prospectus”). The Registration Statement relates to the issuance and sale by the Company and the Guarantors, as applicable, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate amount of securities of the Company and the Guarantors for indeterminate aggregate proceeds, consisting of: (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.10 par value per share (the “Preferred Stock”); (iii) warrants to purchase one or more securities of the Company (the “Warrants”); (iv) senior, subordinated or junior subordinated debt securities (the “Debt Securities”), which may be secured or unsecured, and which may be issued in one or more series pursuant to one or more indentures and any supplements or amendments thereto (the “Indenture” or “Indentures”), which may include the Company’s existing indenture between the Company and Wells Fargo Bank, National Association, dated as of December 1, 2009, or any future indentures entered into by the Company and the financial institution named therein as trustee (any such trustee, the “Trustee”); and (v) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Guarantors. The Common Stock, Preferred Stock, Warrants, Debt Securities and Guarantees are herein referred to collectively as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, in substantially the form in which it will be filed with the Commission, including the Prospectus; (ii) the Indenture, dated as of December 1, 2009, between the Company and Wells Fargo Bank, National Association, as trustee and successor in interest to The Bank of Nova Scotia Trust Company of New York, which is incorporated by reference into the Registration Statement; (iii) the articles of incorporation, articles of organization, certificate of organization or other constituent documents, as applicable, and bylaws or operating agreements (or certificates of assumed name and the general partnership agreements or similar documents) of each of the Guarantors listed on Appendix I to this opinion (the “Opinion Guarantors”); (iv) certain resolutions adopted by the board of directors, board of managers or partners, as applicable, and any resolutions authorizing the same, of each Opinion Guarantor, relating to the registration of the Debt Securities and Guarantees and certain related matters; and (v) such other documents as we have deemed necessary or appropriate for the basis of our opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than with respect to the Opinion Guarantors) any document reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies, and the absence of duress, fraud or mutual mistake of material facts on the part of the parties to any agreement with respect to which an opinion is expressed herein. In conducting our examination of documents, we have also assumed that, to the extent such documents purport to constitute agreements, such documents, other than the Debt Securities and the Guarantees, constitute valid and binding obligations of such parties and, except with respect to the Opinion Guarantors, (i) the power, corporate or other, of all parties thereto to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, thereof, and (iii) the due execution and delivery by such parties of such documents. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company and Guarantors.

We have assumed that the terms of the applicable Indenture will have been established so as not to, and that the execution and delivery by the Company and the Guarantors of, and the performance of their respective obligations under, the applicable Indenture, as applicable, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or Guarantor, as applicable, is subject, (ii) any law, rule or regulation to which the Company or Guarantor, as applicable, is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

We have also assumed that at the time of any offering of any Debt Securities or Guarantees (i) the Registration Statement, and any post-effective amendment thereto, will have become effective, will comply with all applicable laws and will not have been terminated, rescinded or suspended, (ii) the applicable Indenture will have been duly authorized, executed and delivered by the Company and the other parties thereto, and will have been qualified under the Trust Indenture Act of 1939, as amended, and will constitute the valid and binding obligation of the parties thereto, enforceable in accordance with its terms, (iii)  the Company and the Guarantors, other than the Opinion Guarantors, have been duly organized and are and will continue to be validly existing in good standing, and have and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of organization or formation, to issue and perform their obligations under the applicable Indenture with respect to the Debt Securities or Guarantees, as applicable, (iv) that the Company and the Guarantors, other than the Opinion Guarantors, have complied and will comply with all aspects of the laws of all relevant jurisdictions, including the laws of their respective jurisdictions of organization or formation, in connection with the transactions contemplated by the applicable Indenture, the Registration Statement and the applicable Prospectus Supplement, (v) any Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (vi) the applicable Indenture, Debt Securities or Guarantees, as applicable, will by their terms be governed by the law of the State of New York.

Our opinions set forth herein are limited in all respects to (i) those laws, rules and regulations of the State of New York that, in our experience, are generally recognized as applicable to transactions contemplated in the issuance of the Debt Securities and the Guarantees and, but only with respect to opinion paragraph 2 below, (ii) the Florida Business Corporation Act, the Uniform Partnership Act of the Commonwealth of Kentucky, the Massachusetts Limited Liability Act, the South Carolina Business Corporation Act of 1988, the South Carolina Uniform Limited Liability Company Act of 1996 and the Texas Business Organizations Code (all of the foregoing, “Opined on Law”), and in any event shall not include, without limitation (and we express no opinion as to), any state antitrust, environmental, unfair competition, usury, labor and employment, securities or “blue sky” laws, tax laws or any rules or regulations with respect thereto, any laws or regulations relating to title to any property or the validity or perfection of any liens on any collateral, any laws or regulations relating to the licensure or operation of health care facilities, or any local laws relating to land use, zoning, environmental or health and safety laws. We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Debt Securities and the Guarantees may be issued from time to time on a delayed or continuous basis, and the opinions set forth below are limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect, and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws, rules or regulations or the interpretations thereof or such facts.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (and assuming) (i) an appropriate Prospectus Supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (ii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iii)  the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities, the consideration received therefor and related matters, (iv) the form and terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and so as not to (including through the execution and delivery thereof, or performance of its obligations thereunder) violate or conflict with any applicable law, rule or regulation or the Certificate of Incorporation or Bylaws of the Company as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to strictly comply with any order, decree, requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company and any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority having jurisdiction over the Company and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and delivered to the purchasers thereof upon payment of the agreed upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the applicable Indenture, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.With respect to any Guarantee offered by any Guarantor of Offered Debt Securities pursuant to the Registration Statement (the “Offered Guarantee”), when (and assuming) (i) an appropriate Prospectus Supplement with respect to the Offered Guarantee and the corresponding Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (ii) if the Offered Guarantee is to be issued pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Guarantee and the corresponding Offered Debt Securities has been duly authorized, executed and delivered by such Guarantor and the other parties thereto, (iii) all necessary entity action, including any required action by such Guarantor’s board of directors or managers or partners, or any authorized committee thereof, or by such Guarantor’s shareholders or members, as applicable, or other action has been taken by such Guarantor to approve the issuance and terms of the Offered Guarantee and related matters, (iv) the form and terms of the Offered Guarantee and of its issuance and sale have been duly established in conformity with the applicable Indenture and so as not to (including through the execution and delivery thereof, or performance of its obligations thereunder) violate or conflict with any applicable law, rule or regulation or the organizational or governing documents of such Guarantor or result in a default under or breach of any agreement or instrument binding upon such Guarantor and so as to strictly comply with any order, decree, requirement or restriction imposed by any court or governmental authority having jurisdiction over such Guarantor and any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority having jurisdiction over such Guarantor and (v) the Offered Guarantee has been duly executed and authenticated in accordance with the provisions of the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, the Offered Guarantee will constitute a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its respective terms.

This opinion letter is being delivered subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

We express no opinion (i) concerning the enforceability of any waiver (whether or not stated as such) of unknown future rights, the rights of any party existing, or any duties owing, as a matter of law, or rights or defenses with respect to stay, extension or usury laws, (ii) regarding public policy considerations which may limit the rights of parties to obtain remedies, (iii) concerning the effect on enforceability of a Guarantee against any Guarantor of any facts or circumstances occurring after the date thereof that would constitute a defense to the obligation of a surety, unless effectively waived by such Guarantor, (iv) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon or (v) as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act, but may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Bradley Arant Boult Cummings LLP

Appendix I

Opinion Guarantors

Lakeshore System Services of Florida, Inc., a Florida corporation
Lakeview Rehabilitation Group Partners, a general partnership formed under the laws of the Commonwealth of Kentucky
Rehabilitation Institute of Western Massachusetts, LLC, a Massachusetts limited liability company
HEALTHSOUTH Rehabilitation Center, Inc., a South Carolina corporation
HealthSouth Rehabilitation Hospital of Charleston, LLC, a South Carolina limited liability company
Tarrant County Rehabilitation Hospital, Inc., a Texas corporation
Tyler Rehabilitation Hospital, Inc., a Texas corporation

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